                                                                    Exhibit 10.1

                                 LEASE AGREEMENT
                                     BETWEEN
                     THE UNITED STATES DEPARTMENT OF ENERGY
                                       AND
                    THE UNITED STATES ENRICHMENT CORPORATION







                            DATED AS OF JULY 1, 1993

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................
            Section 1.1  Terms....................................
            Section 1.2  Headings.................................
            Section 1.3  Rules of Interpretation..................

ARTICLE II AUTHORITY OF THE PARTIES...............................
            Section 2.1  Corporation..............................
            Section 2.2  Department...............................
            Section 2.3  Corporation Board of Directors...........

ARTICLE III GRANT OF LEASE........................................
            Section 3.1  Lease of Real Property...................
            Section 3.2  Lease of Personal Property...............
            Section 3.3  Department's Personal Property
                           on the Leased Premises.................
            Section 3.4  Option to Expand or Reduce Leasehold.....
            Section 3.5  Option Procedures........................
            Section 3.6  Quiet Enjoyment..........................
            Section 3.7  Department Option........................

ARTICLE IV LEASED PREMISES AND LEASED PERSONALTY..................
            Section 4.1  Use of Leased Premises and
                           Leased Personalty .....................
            Section 4.2  Physical Condition of Leased
                           Premises and Leased Personalty.........
            Section 4.3  Return of Leased Premises and
                           Leased Personalty......................
            Section 4.4  Turnover Requirements....................
            Section 4.5  Permissible Changes......................
            Section 4.6  Decontamination and Decommissioning......
            Section 4.7  Permits..................................

ARTICLE V ALLOCATION OF LIABILITIES...............................
            Section 5.1  .........................................
            Section 5.2  .........................................
            Section 5.3  .........................................
            Section 5.4  .........................................

ARTICLE VI SUPPORT................................................
            Section 6.1  Electric Power Agreement.................
            Section 6.2  Services Agreement.......................


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
ARTICLE VII TERM..................................................
            Section 7.1  Initial Term ............................
            Section 7.2  Lease Renewal............................

ARTICLE VIII RENT.................................................
            Section 8.1  Lease Payment............................
            Section 8.2  Rent During Renewal Periods..............

ARTICLE IX INSURANCE AND DAMAGE...................................
            Section 9.1  Corporation Insurance....................
            Section 9.2  Partial Casualty to the
                           Leased Premises........................
            Section 9.3  Total Destruction of Leased Premises.....
            Section 9.4  Partial Casualty to Leased
                           Personalty.............................
            Section 9.5  Total Loss of Leased Personalty..........
            Section 9.6  Relationship to Indemnification..........

ARTICLE X PRICE-ANDERSON INDEMNIFICATION..........................
            Section 10.1  Price-Anderson Nuclear Hazards
                           Indemnification by the Department......

ARTICLE XI REPRESENTATIVES........................................
            Section 11.1  Site Representatives....................

ARTICLE XII TERMINATION...........................................
            Section 12.1  Termination for Convenience.............

ARTICLE XIII MODIFICATIONS AND PRIVATIZATION......................
            Section 13.1  Lease Amendments .......................
            Section 13.2  Lease Modifications for
                           Privatization..........................

ARTICLE XIV ASSIGNMENTS AND SUBLEASES ............................
            Section 14.1  No Assignment; Substitution
                           of Department..........................
            Section 14.2  No Assignment; Substitution
                            of Corporation........................
            Section 14.3  Subleases...............................


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
ARTICLE XV MISCELLANEOUS..........................................
            Section 15.1  Entire Lease............................
            Section 15.2  Notices.................................
            Section 15.3  Severability............................
            Section 15.4  No Waiver...............................
            Section 15.5  Applicable Law..........................
            Section 15.6  Binding Nature of Lease.................
            Section 15.7  Lease not Joint Venture.................
            Section 15.8  Further Assistance......................
            Section 15.9  Licenses................................
            Section 15.10  Property Records and other
                             Information..........................
            Section 15.11  Survival...............................
            Section 15.12  No Rights in Others....................
            Section 15.13  Department's Payment Obligations.......


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
                                LIST OF EXHIBITS


Exhibit A               Leased Premises
Exhibit B               Leased Personalty
Exhibit C               Environmental and Waste Management
                        Agreement
Exhibit D               Regulatory Oversight Agreement
Exhibit E               Electric Power Agreement
Exhibit F               Services Agreement


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
            THIS LEASE AGREEMENT ("Lease") is entered into as of July 1, 1993, between THE UNITED STATES DEPARTMENT OF ENERGY ("Department"), acting by and through the Secretary of Energy ("Secretary"), and THE UNITED STATES ENRICHMENT CORPORATION ("Corporation"), acting by and through its Transition Manager ("Transition Manager").


                                   WITNESSETH:


            WHEREAS, the Congress of the United States of America has enacted the Energy Policy Act of 1992, Public Law 102-486, and pursuant to Title IX thereof further amended the Atomic Energy Act of 1954, which as amended (the "Act") established a new government corporation, the Corporation; and

            WHEREAS, pursuant to Section 1403 of the Act, Congress has directed the Corporation to lease the gaseous diffusion uranium enrichment plant owned by the United States located at Paducah, Kentucky, and the gaseous diffusion uranium enrichment plant owned by the United States located at Portsmouth, Ohio and their related property, (as more fully described below, the "GDPs"), which GDPs are presently controlled and operated by the Department; and

             WHEREAS, pursuant to Section 1701 of the Act, the United States Nuclear Regulatory Commission ("NRC") will develop for the GDPs such standards by regulation as are necessary to protect public health and safety from radiological hazard and to provide for the common defense and security, and until the NRC certifies that the Corporation has complied with such standards, or the NRC certifies a plan prepared by the Department for achieving such compliance, the GDPs will be operated under the Department's regulatory oversight and control; and

            WHEREAS, in order to ensure that the Corporation achieves the objectives of the Act with respect to uranium enrichment and otherwise, and to prepare the Corporation for its eventual privatization, and consistent with the Department's duties under the Act, Congress has directed that the Secretary transfer to the Corporation certain property of the Department and that the

Corporation lease certain property of the GDPs for an initial term commencing on July 1, 1993;

            NOW THEREFORE, under the authority of the Act and subject to its provisions, and in order to carry out the mandates which Congress has given the Department and the Corporation therein, the Department and the Corporation hereby agree to this Lease as follows:


                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 TERMS The following additional terms when capitalized and used in this Lease (including the Exhibits hereto) shall have the meanings indicated below. The meanings specified are applicable to both the singular and the plural.

            "Additional Rent" shall have the meaning ascribed to it in Section
8.1 hereof.

            "Base Rent" shall have the meaning ascribed to it in Section 8.1 hereof.

            "Capital Improvement" means any change, alteration, addition, or other improvement made by the Corporation to the Leased Premises (as such term is hereinafter defined) which does not constitute routine maintenance or repair of such Leased Premises.

            "Common Areas" shall have the meaning ascribed to it in Section 3.1(b) hereof.

            "Corporation Site Manager" shall have the meaning ascribed to it in
Section 11.1(b) hereof.

            "Corrective Actions" shall have the meaning given to such term in the Solid Waste Disposal Act, as amended.

            "Decontamination and Decommissioning" means those activities, including Response Actions or Corrective Actions, undertaken to decontaminate and decommission inactive uranium enrichment facilities and related property.

            "Department Site Manager" shall have the meaning ascribed to it in
Section 11.1(a) hereof.

            "Determination Order" means the order effective July 1, 1993, issued by the United States Office of Management and Budget with respect to the transfer of certain property related to the GDPs, and any subsequent amendment of such order.

            "Electric Power Agreement" shall have the meaning ascribed to it in
Section 6.1 hereof.

            "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental Response Actions, Corrective Actions, natural resource damages, property damages, personal injuries, penalties, or fines) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

            "Environmental Laws" means all laws, regulations and other requirements established by any Government Authority relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or regulating the handling of or exposure to radioactive materials, including the laws and regulations relating to emissions, discharges, releases or threatened releases of Material of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Material of Environmental Concern.

                  "Environmental and Waste Management Agreement" shall have the meaning ascribed to it in Section 3.3 hereof.

            "Environmentally Non-Sensitive" means any action which does not materially increase the risk of a violation of Environmental Laws and does not materially increase the cost of Decontamination and Decommissioning.


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
            "Environmentally Sensitive" means any action which materially increases the risk of a violation of Environmental Laws or materially increases the cost of Decontamination and Decommissioning.

            "GDPs" means the gaseous diffusion uranium enrichment plant owned by the United States of America located at Paducah, Kentucky, and the gaseous diffusion uranium enrichment plant owned by the United States at Portsmouth, Ohio, including all the real property within the boundary of both such plants, or any portion thereof, regardless of whether any such real property is leased to the Corporation. Any reference in this Lease to a "GDP" shall mean either one of such gaseous diffusion uranium enrichment plants.

            "Government Authority" means any department, agency or instrumentality of the federal government, of any state, or of any municipality or of any political subdivision of any state or municipality.

            "Initial Rent Period" shall have the meaning ascribed to it in
Section 8.1 hereof.

            "Laws and Regulations" means all laws and regulations (including all Environmental Laws), and other requirements of any Government Authority (including any standards established by the NRC to protect public health and safety from radiological hazard and to provide for the common defense and security) which apply to the Department or the Corporation, as the case may be.

            "Lease" means this Lease and all its Exhibits.

            "Lease Administration" shall have the meaning ascribed to it in
Section 8.1 hereof.

            "Lease Term" means the period of July 1, 1993, to June 30, 1999, and any subsequent Renewal Periods.

            "Leased Personalty" shall have the meaning ascribed to it in Section
3.2 hereof.

            "Leased Premises" shall have the meaning ascribed to it in Section 3.1(a) hereof.


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
            "Material of Environmental Concern" means any material subject to classification as a hazardous waste under the Solid Waste Disposal Act, as amended, and any material such as pollutants, contaminants, wastes, toxic substances, petroleum and refined petroleum products, hazardous substances, radioactive materials and other like subject matter.

            "Regulatory Agency" means any Government Authority which is empowered to administer or enforce Laws and Regulations.

            "Regulatory Oversight Agreement" shall have the meaning ascribed to it in Section 5.1(b)(i) hereof.

            "Regulatory Permits" means all licenses, permits, certificates, approvals, authorizations and other requirements mandated by Laws and Regulations for the occupation, use or operation of the Leased Premises.

            "Renewal Period" shall have the meaning ascribed to it in Section
7.2 hereof.

            "Rent" shall have the meaning ascribed to it in Section 8.1 hereof.

            "Rent Period" shall have the meaning ascribed to it in Section 8.1 hereof.

            "Response Actions" shall have the meaning given such term in the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

            "Services Agreement" shall have the meaning ascribed to it in
Section 6.2 hereof.

            "Transferred Contracts" means any and all contracts which are transferred to the Corporation pursuant to the Determination Order.

            "Turnover Requirements" shall have the meaning ascribed to it in
Section 4.4 hereof.

            "Uranium Enrichment Enterprise" means the GDPs, their uranium enrichment operations, processes and services, and all of the activities, businesses and functions related thereto.

            Section 1.2 HEADINGS Article and Section headings in this Lease are provided only for ease of reference and not interpretation.

            Section 1.3 RULES OF INTERPRETATION

                  (a) The words "without limitation", whether stated or not, are implied to follow the use of any words such as "including" or "excluding" that are employed in this Lease. The words "hereof" or "herein" or "hereunder" when used in this Lease shall mean pertaining to this Lease.

                  (b) All Exhibits to this Lease shall be incorporated into this Lease by reference as appropriate and will be deemed to be an integral part of this Lease. In the event of any inconsistency between an Exhibit and this Lease, this Lease shall control.


                                   ARTICLE II
                            AUTHORITY OF THE PARTIES

            Section 2.1 CORPORATION The Corporation is authorized under the Act to enter into this Lease and its Transition Manager has taken all the necessary actions required of the Corporation to execute and deliver this Lease.

            Section 2.2 DEPARTMENT The Department is authorized under the Act to enter into this Lease and the Secretary has taken all the necessary actions required of the Department to execute and deliver this Lease.

            Section 2.3 CORPORATION BOARD OF DIRECTORS In accordance with
Section 1315 of the Act, the actions of the Transition Manager taken with respect to this Lease shall be subject to ratification by the Board of Directors of the Corporation, after a quorum of such Board of Directors has been appointed by the President of the United States and confirmed by the United States Senate.

                                   ARTICLE III
                                 GRANT OF LEASE

            Section 3.1  LEASE OF REAL PROPERTY

                  (a) The Department hereby leases to the Corporation that certain real property and improvements and fixtures located thereon, and easements, rights of way and appurtenances related thereto of the GDP situated in Paducah, Kentucky, and of the GDP situated in Portsmouth, Ohio, all of which is more fully identified and described in the maps and attachments which form Exhibit A to this Lease ("Leased Premises"). This Lease is subject to all existing easements, rights of way and appurtenances over, across, in, and upon the Leased Premises. The Department will not grant any additional easements, rights of way or appurtenances with respect to the Leased Premises without the approval of the Corporation, which approval shall not be unreasonably withheld.

                  (b) The occupation and use of the Leased Premises by the Corporation shall include the use of all easements, rights of way, appurtenances, utility lines, corridors, common walls, pipes, parking areas, service roads, railway lines, loading facilities, sidewalks, avenues of ingress, egress and access and all other similar items which appertain to the Leased Premises ("Common Areas").

                  (c) The Department reserves the right to have access to the Leased Premises and the Common Areas, and the Corporation shall be entitled to have access to those parts of a GDP which are not part of the Leased Premises, subject to notice and the procedures to be agreed upon by the Department and the Corporation. Notwithstanding anything contained in this subsection (c), the Department and the Corporation will each have such access as it requires to all parts of a GDP reasonably necessary to respond to emergencies.

            Section 3.2 LEASE OF PERSONAL PROPERTY The Department hereby leases to the Corporation those certain items of personal property located on the Leased Premises related to the production of enriched uranium by the GDPs, including the converters, compressors, motors and spares associated thereto and the other items more fully described in Exhibit B ("Leased Personalty").

            Section 3.3 DEPARTMENT'S PERSONAL PROPERTY ON THE LEASED PREMISES

                  (a) The Department's personal property (including any Material of Environmental Concern) located on the Leased Premises on July 1, 1993, may remain on the Leased Premises. The Department may not bring on to the Leased Premises any Material of Environmental Concern (except refined petroleum products incidental to the operation of vehicles, equipment or machinery) without the consent of the Corporation and subject to any conditions upon which the Department and the Corporation may agree; provided, however, that the Department may store additional personal property which is Material of Environmental Concern on the Leased Premises after July 1, 1993, pursuant to a Memorandum of Agreement with respect to environmental matters and waste management, effective July 1, 1993, between the Department and the Corporation which is attached as Exhibit C to this Lease, and any amendment thereof ("Environmental and Waste Management Agreement").

                  (b) The Department shall be solely responsible for the care and maintenance of the Department's personal property (including Material of Environmental Concern) located on the Leased Premises, whether located thereon on July 1, 1993, or brought onto the Leased Premises after July 1, 1993, and the Corporation shall not be held liable for any Environmental Claim related thereto, except to the extent such liability arises out of the Corporation's negligence or wilful misconduct.

                  (c) The Department will be solely responsible for and shall pay the cost of removing from the Leased Premises and disposing of all its personal property located on the Leased Premises and for the Decontamination and Decommissioning of such personal property.

            Section 3.4 OPTION TO EXPAND OR REDUCE LEASEHOLD Subject to the procedures described in Section 3.5 of this Lease, the Corporation shall have the option to expand or reduce the scope of this Lease in the following manner:

                  (a) The Corporation may amend Exhibit A to include within this Lease additional real property, improvements and fixtures of the Department located at a GDP along with its related easements and appurtenances. The Department will not dispose of any real property of a GDP which is not part of the Leased Premises without first offering the Corporation the opportunity to include such real property within this Lease.

                  (b) The Corporation may amend Exhibit A to delete from this Lease and return to the Department any of the facilities listed on Exhibit A or any of the land identified as Leased Premises on the maps in Exhibit A. Such right shall not include the right of the Corporation to terminate this Lease in its entirety with respect to both GDPs, or to terminate this Lease partially with respect to one of the GDPs, which right shall be permitted only in accordance with Section 9.3 and Section 12.1 of this Lease.

                  (c) The Corporation may amend Exhibit B to include within this Lease additional items of personal property related to a GDP whether located at such GDP, or at another Department site. If such property is located at another Department site, the Corporation will identify for the Department the relevant item prior to November 1, 1993, and the Department will place an identification tag on the item to indicate the Corporation's interest in such item. The Department will not dispose of or otherwise utilize the identified item without offering the Corporation the opportunity to include such item within this Lease. The Department will have no responsibility for maintaining such identified item and the Corporation shall be responsible for paying the cost of removing and transporting the desired item to the Leased Premises.

                  (d) The Corporation may delete from Exhibit B to this Lease and return to the Department any part of the Leased Personalty. The Corporation will not be entitled to delete and return individual items of the Leased Personalty, but may delete from this Lease and return to the Department only entire categories of the Leased Personalty.

            Section 3.5  OPTION PROCEDURES

                  (a) If the Corporation seeks to exercise any option described in Section 3.4 of this Lease the Corporation shall provide sixty (60) days notice thereof to the Department. The Department will review the request and upon the Department's consent, which shall not be unreasonably withheld, Exhibits A and B, as the case may be, will be amended to reflect the change.

                  (b) If any item of property is returned to the Department pursuant to subsections (b) or (d) of Section 3.4 of this Lease, such property will be returned to the Department in the condition in which such property is found on the date returned. The Corporation will have no obligation to place the property in any better condition. Prior to returning any of the Leased Premises to the Department, the Corporation will comply with the Turnover Requirements.

            Section 3.6 QUIET ENJOYMENT The Department warrants that the Corporation will have full possession, use and quiet enjoyment of the Leased Premises and Leased Personalty throughout the Lease Term. The Department will defend, at any time, at its expense, against any person or entity, the right of the Corporation to such full possession, use and quiet enjoyment.

            Section 3.7 DEPARTMENT OPTION The Department shall have the right to request the return to the Department of up to ten (10) acres of the Leased Premises at each GDP. The Corporation will not withhold its consent to such a request if the real property being returned is not required for the Corporation's planned business use. If any such real property is returned to the Department, it shall be returned to the Department in the condition in which it is found on that date. The Corporation shall have no obligation to put such real property in any better condition and will have no obligation to comply with the Turnover Requirements. Upon the return to the Department of any real property pursuant to this Section, Exhibit A will be amended to reflect the change.

                                   ARTICLE IV
                                 LEASED PREMISES
                              AND LEASED PERSONALTY

            Section 4.1 USE OF LEASED PREMISES AND LEASED PERSONALTY The Corporation will use the Leased Premises and the Leased Personalty for the purpose of producing enriched uranium and for such other purposes as may be authorized by the Act. The Corporation may engage in a use of the Leased Premises or Leased Personalty at a GDP which is not for the purpose of producing enriched uranium if the Department consents to such use, which consent shall not be withheld if the use proposed by the Corporation is Environmentally Non-Sensitive and does not significantly interfere with the Department's activities at such GDP.

            Section 4.2 PHYSICAL CONDITION OF LEASED PREMISES AND LEASED PERSONALTY

                  (a) The physical condition of the Leased Premises and the physical condition of the Leased Personalty is as the Leased Premises and Leased Personalty are found on July 1, 1993. The foregoing description of the physical condition of the Leased Premises and Leased Personalty shall not limit the indemnification and reimbursement of the Corporation provided by the Department in Article V of this Lease.

                  (b) The Corporation acknowledges that the Leased Premises and the Leased Personalty are in good and serviceable condition for use by the Corporation to produce enriched uranium.

                  (c) The Corporation will, at its expense, throughout the Lease Term, maintain the Leased Premises in good and serviceable condition. The Corporation shall repair any of the Leased Premises when in the Corporation's business judgment it is necessary to do so in order to maintain them in such condition or to meet the requirements of applicable Laws and Regulations. This obligation of the Corporation shall not affect the Corporation's right to return the Leased Premises and the Leased Personalty to the Department in the condition in which such Leased Premises and Leased Personalty are found on the day they are returned to the Department pursuant to other provisions of this Lease.

            Section 4.3 RETURN OF LEASED PREMISES AND LEASED PERSONALTY

                  (a) At the end of the Lease Term, the Corporation will return the Leased Premises and Leased Personalty to the Department in the condition in which the Leased Premises and Leased Personalty are found on that date. The Corporation will have no obligation to place the Leased Premises and Leased Personalty in any better condition. Prior to returning the Leased Premises and Leased Personalty to the Department, the Corporation will comply with the Turnover Requirements.

                  (b) At the end of the Lease Term, the Corporation may remove any of its personal property from the Leased Premises. The Corporation shall be entitled, should it choose, to leave any of its personal property (including personal property contaminated by radioactive materials) on the Leased Premises at the end of the Lease Term for Decontamination and Decommissioning by the Department.

            Section 4.4 TURNOVER REQUIREMENTS At the end of the Lease Term or at any time the Corporation exercises its option in Section 3.4(b) hereof or terminates this Lease pursuant to Section 12.1 hereof, or terminates this Lease pursuant to Section 9.3 hereof (except that in the case of termination under such Section 9.3, only with respect to facilities which are not destroyed), the Corporation shall, prior to returning to the Department any facility which constitutes the Leased Premises, take the following actions with respect to such facility (collectively such actions being referred to as the "Turnover Requirements"):

                  (a) Provide the Department with documentation of its plans to place such facility into an acceptable condition for return to the Department consistent with the requirements described in subsections (b) through (f) of this Section.

                  (b) Terminate facility operations. Complete and document the final deactivation/shutdown of the facility and document that no future use of the facility is planned. Remove solid deposits of UO2F2/UF4 to the extent necessary to prevent criticality, using an in-place removal process, such as the chemical fluorination treatment; and ensure that nothing adversely affects the operability of the purge cascade, the coolant, drainage, storage systems, HV/AC systems and air filtration systems.

                  (c) Remove all waste generated by the Corporation in such facility (including any material that is subject to classification as a hazardous waste under the Solid Waste Disposal Act, as amended) and which is subject to and authorized by Laws and Regulations for offsite disposal. The Corporation will remain responsible for the ultimate treatment and disposal of any waste generated by the Corporation, and for which the Department is not responsible, except as may be otherwise provided in this Lease.

                  (d) For structures at the facility, provide the Department with the Corporation's available radiological/hazardous materials records, available documentation of the configuration of the facility and related systems, available drawings, specifications, procedures, manuals, and available unplanned occurrences records applicable to the facility. For soil, surface water, and groundwater conditions at the facility, provide the Department with the Corporation's available data and reports that describe those conditions and the nature and extent of contamination therein.

                  (e) Place structures to be returned at the facility in a safe secure condition, removing any immediate threats to human health and safety. Existing radiation monitoring systems shall be in a physical condition adequate to monitor the potential release of any radioactive contamination. The most current radiation contamination/hazardous and toxic material survey done by the Corporation for the facility and surrounding areas shall be provided to the Department.

                  (f) Provide to the Department a status report of the facility's compliance with environmental, health, and safety regulatory requirements. If the facility is in noncompliance, a strategy for achieving compliance will be developed by the Corporation and provided to the Department.

            Section 4.5  PERMISSIBLE CHANGES


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
                  (a) The Corporation will not demolish or destroy any of the real property which constitutes Leased Premises at a GDP without first proposing such course of action to the Department and obtaining the Department's consent. Such proposal shall contain all the necessary information which the Department may require. Failure of the Department to respond within seven (7) days of receipt of the Corporation's proposal shall be deemed consent by the Department to the proposal. The Department will not withhold its consent to such a proposal if the demolition or destruction is Environmentally NonSensitive and does not significantly interfere with the Department's activities at such GDP. If the proposed demolition or destruction is Environmentally Sensitive and does not significantly interfere with the Department's activities, the Corporation will be permitted to carry out the action; provided, however, that the Corporation will be solely responsible for and will pay all the costs related thereto except that the Department shall be solely responsible for and will pay the cost of transporting, storing and disposing of all the material resulting from such demolition or destruction. The Department will attempt in good faith to store and dispose of all such material at locations other than on the Leased Premises. Any action taken pursuant to this Section by the Department or the Corporation shall be done in accordance with all applicable Laws and Regulations.

                  (b) The Corporation may, at any time, at its expense, make a Capital Improvement which the Corporation, in its business judgment deems appropriate. The Corporation shall provide the Department with sixty (60) days notice of any proposed Capital Improvement. If the Capital Improvement proposed to be made on the Leased Premises of a GDP requires the expenditure of less than $250,000, the Corporation will not be required to secure the Department's approval to undertake such Capital Improvement. If the Capital Improvement requires the expenditure of more than such amount, the making of such Capital Improvement shall require the consent of the Department; provided, however, that the Corporation shall be entitled to commence making such Capital Improvement, and consent by the Department will be deemed provided, unless the Department notifies the Corporation within the aforementioned sixty (60) days that the making of such proposed Capital Improvement is Environmentally Sensitive


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
or notifies the Corporation that such proposed Capital Improvement significantly interferes with the Department's activities at the GDP. If the making of the proposed Capital Improvement is Environmentally Sensitive and does not significantly interfere with the Department's activities, the Corporation will be permitted nonetheless to undertake the work; provided, however, that the Department shall be solely responsible for and will pay the cost of transporting, storing and disposing of any material resulting from such Capital Improvement. Any action taken by the Department or the Corporation pursuant to this Section shall be done in accordance with all applicable Laws and Regulations.

                  (c) The Corporation shall become the owner of and shall take title to each and every Capital Improvement. The Corporation will have the right to remove any Capital Improvement; provided, however, that if such removal increases the costs of the Department for the Decontamination and Decommissioning of the Leased Premises to which any such Capital Improvement was attached, the Corporation will pay any such increase in Decontamination and Decommissioning costs. The Corporation and the Department shall agree on the amount of such Decontamination and Decommissioning costs, if any exist, and the time and method of their payment when such Capital Improvement is removed. Title to any Capital Improvement which is not removed by the Corporation shall transfer to the Department at the end of the Lease Term, without the need for the Corporation to take any further action, whether under this Lease or otherwise.

            Section 4.6 DECONTAMINATION AND DECOMMISSIONING Except as provided in Section 4.5(c) of this Lease, the Department will be responsible for and will pay the costs of all Decontamination and Decommissioning, including the costs of Decontamination and Decommissioning of the Leased Premises, the Leased Personalty, any personal property found on the Leased Premises, regardless of ownership, and any Capital Improvement. The Department may initiate action for the Decontamination and Decommissioning of property any time property of any kind is returned to the Department by the Corporation pursuant to a provision of this Lease.

            Section 4.7 PERMITS The Secretary will assign and transfer to the Corporation as permitted by applica-ble Laws and Regulations, at the Corporation's request, those Regulatory Permits held by the Department with respect to the operation of the Leased Premises, including any Regulatory Permits relating to transportation. The Department will use its best efforts to assist the Corporation before any Regulatory Agency in order to effect such transfer. The Corporation will secure, at its expense, all other Regulatory Permits it may require to operate the Leased Premises. The Department will use its best efforts to assist the Corporation in procuring such other Regulatory Permits it requires from any Regulatory Agency.


                                    ARTICLE V
                            ALLOCATION OF LIABILITIES

            Section 5.1 In satisfaction of the Department's obligations under
Section 1403(d) and Section 1406 of the Act, the Department shall:

                  (a) provide the Corporation $35 million in complete satisfaction of all the Department's obligations for any and all modifications to the Leased Premises and the Leased Personalty and other expenses that may be or become necessary for compliance with OSHA standards in effect on and after July 1, 1993;

                  (b) reimburse the Corporation for:

                  (i) any work required to bring the Leased Premises and Leased Personalty into compliance with the Nuclear Safety and Safeguards and Security Requirements as such term is defined in the Memorandum of Agreement effective July 1, 1993, between the Department and the Corporation with respect to nuclear safety, safeguards and security ("Regulatory Oversight Agreement") which is attached as Exhibit D, and any amendment thereof, or to achieve any other safety improvements required or directed by the Department; and

                  (ii) any work required to obtain an initial certificate of compliance from the NRC or NRC approval of a Department plan for achieving compliance pursuant to Section 1701 of the Act, except to the extent such work is required by conditions attributable to the Corporation's operation of the Leased Premises.

                  (c) indemnify, reimburse, defend, and hold harmless the Corporation for, and against all costs and expenses related to claims, damages, injunctions, orders, judgments, penalties, and reasonable attorney's fees asserted against or incurred by the Corporation which are attributable to or arising out of the ownership or operation of the Uranium Enrichment Enterprise by the Department (or any contractor, subcontractor, or employee thereof) for:

                  (i) any pollution, contamination, or threat to human health or the environment attributable to the operation of the Uranium Enrichment Enterprise by the Department, in whole or in part, prior to July 1, 1993, regardless of when the event or condition giving rise to liability is discovered by the Corporation;

                  (ii) any Environmental Claim against any person or entity whose liability for such Environmental Claim the Department has or may have assumed or retained either contractually or by operation of law;

                  (iii) the Corporation's status as a permittee, holder, signatory, owner, operator, assign, or successor in relation to any permit, agreement, consent order, or other authorization issued by or reached with any Government Authority, or any administrative or judicial order, decree, or judgment, under authority of or to enforce any Environmental Laws, whereby and to the extent the Corporation is held responsible or liable in any manner for the Department's operation of the Uranium Enrichment Enterprise prior to July 1, 1993 (or any act or failure to act by the Department in transporting, storing, or disposing of any material pursuant to Section 4.5);

                  (iv) the release, discharge, removal, disposal, change out, or replacement of polychlorinated biphenyls, transuranics, chromates, trichloroethylene, asbestos, or pentachlorophenol existing or present in the GDPs, or any portion thereof, regardless of whether such portion is leased and regardless of the time at which such existence or presence becomes known to the Corporation, except as provided in Section 4.5; provided, however, this subsection shall not apply to the extent any such material has been introduced to the Leased Premises by the Corporation. The Department's responsibility under this subsection (iv) shall be governed by the Laws and Regulations in effect at the time the cost or liability for the release, discharge, removal, disposal, change out or replacement, is incurred by or imposed on the Corporation;

                  (v) employee pension, welfare and other benefits or liabilities either incurred or accrued prior to July 1, 1993 (whether or not a claim for such benefits or liabilities is asserted before July 1,
      1993) under the Transferred Contracts to the extent the Department agreed under such Transferred Contracts to reimburse the contractor for the contractor's employee benefits or liabilities; and

                  (vi) costs or expenses attributable to or arising out of actions taken or not taken under or pursuant to the Transferred Contracts prior to July 1, 1993, whether based on contract, tort or otherwise, and regardless of whether known or not known by the Corporation to exist on July 1, 1993.

            Section 5.2 The Department agrees to indemnify, reimburse, defend, and hold harmless the Corporation for, and against all costs and expenses related to claims, damages, injunctions, orders, judgments, penalties, and reasonable attorney's fees asserted against or incurred by the Corporation which are attributable to or arising out of the Department's operation, occupation or use of the GDPs, or any portion thereof, after July 1, 1993.

            Section 5.3 The Corporation agrees to indemnify, reimburse, defend, and hold harmless the Department for, and against all costs and expenses related to claims, damages, injunctions, orders, judgments, penalties, and reasonable attorney's fees asserted against or incurred by the Department which are attributable to or arising out of the operation of the GDPs by the Corporation after July 1, 1993.

            Section 5.4 Promptly after receipt by a party entitled to indemnification pursuant to this Article V of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article V notify the indemnifying party in writing of the commencement thereof. The indemnifying party shall pay all the costs of such litigation, including the related attorney's fees incurred by the indemnified party. The indemnifying party shall be entitled to participate in, and assume, at its own expense, the defense of such litigation.


                                   ARTICLE VI
                                     SUPPORT

            Section 6.1 ELECTRIC POWER AGREEMENT The Department will provide electric power to the Leased Premises in accordance with the Memorandum of Agreement effective July 1, 1993, between the Department and the Corporation which is attached as Exhibit E to this Lease and any amendment thereof ("Electric Power Agreement").

            Section 6.2 SERVICES AGREEMENT The Department and the Corporation will provide services to each other in connection with their use of the GDPs in the manner described in the Memorandum of Agreement effective July 1, 1993, between the Department and the Corporation and which is attached as Exhibit F and any amendment thereof ("Services Agreement").

                                   ARTICLE VII
                                      TERM

            Section 7.1 INITIAL TERM This Lease will commence on July 1, 1993, and expire on June 30, 1999, unless renewed pursuant to Section 7.2 of this Lease by the Corporation.

            Section 7.2 LEASE RENEWAL The Corporation has the exclusive option under Section 1403 of the Act to renew this Lease with respect to either GDP or both GDPs on the same terms and conditions as are contained herein and shall have the right to do so for successive periods beginning on and following July 1, 1999, each period of which may be, at the Corporation's option, for one (1) to six (6) years in length (any such successive period referred to as a "Renewal Period"). If the Corporation chooses to exercise its right to renew this Lease with respect to a GDP, the Corporation will provide the Secretary with notice thereof by July 1, 1997. If the Corporation chooses to exercise its right to renew this Lease with respect to a GDP at the expiration of any Renewal Period, the Corporation will provide the Secretary with notice thereof at least two (2) years prior to the expiration of such Renewal Period.


                                  ARTICLE VIII
                                      RENT

            Section 8.1  LEASE PAYMENT

            (a) For the cost of administering this Lease (including the Electric Power Agreement) and providing regulatory oversight of the GDPs pursuant to the Regulatory Oversight Agreement (all such administration referred to as "Lease Administration"), the Corporation will pay the Department, commencing on July 1, 1993, for each twelve (12) month period of July 1 to June 30 thereafter, until the end of the Lease Term (each such twelve (12) month period of July 1 to June 30 being a "Rent Period" and the period of July 1, 1993 to June 30, 1994 being the "Initial Rent Period") the sum of $5,195,000, which sum shall be composed of a base rent of $980,000 ("Base Rent") representing the Department's costs in administering this Lease (including the Electric Power Agreement) in the Initial Rent Period and additional rent of $4,215,000 ("Additional Rent") representing the Department's costs in providing regulatory oversight of the GDPs pursuant to the Regulatory Oversight Agreement in the Initial Rent Period (The Base Rent and the Additional Rent together being referred to as "Rent"). The Base Rent and the Additional Rent shall be increased or decreased during any Rent Period, as the case may be, by the Department to reflect its actual costs incurred in Lease Administration; provided however that the Corporation shall not be required for any Rent Period to pay the Department more than the Department's actual costs for such Rent Period; and provided further that the Department shall not increase the Base Rent to more than $1.5 million in any Rent Period without the consent of the Corporation, which consent shall not be unreasonably withheld. The Additional Rent shall be included as a component of the Rent, and be payable by the Corporation, only for as long as the Regulatory Oversight Agreement is in effect.

            (b) Rent will be payable monthly in advance on the first day of the month. By June 1 of each year the Department will submit an invoice to the Corporation for its estimated costs of Lease Administration during the following Rent Period. The Department shall determine the actual cost of Lease Administration following the end of such Rental Period and issue an invoice by August 1 of each year which shall reconcile any difference between the estimated and actual costs of Lease Administration in such Rental Period. Such invoice shall provide enough detail for the Corporation to calculate the difference between its monthly payments to the Department and the Department's actual costs in Lease Administration. The Department will grant the Corporation and its accountants such access to the Department's books and records respecting Lease Administration as the Corporation may reasonably require to verify the Department's actual costs associated thereto.

            (c) By September 1 of each year, the Corporation shall pay the Department or the Department shall credit the Corporation an appropriate amount which shall reconcile any difference between the amount of Rent paid by the Corporation in the previous Rent Period and the actual costs incurred during the previous Rent Period by the Department for Lease Administration.

            (d) Rent payments by the Corporation shall be made to the Department by wire transfer to the Department's headquarters account No. 89-00-0001 at the United States Department of Treasury. In the event any Rent payments are more than ten (10) days late, the Corporation will, in addition to such Rent, pay interest on the amount of Rent which is due and owing on that date at the rate per annum equal to the prevailing prime rate of interest set by the Federal Reserve for such day divided by the number of days in the year and for each day thereafter at such rate until the Rent is paid.

            Section 8.2 RENT DURING RENEWAL PERIODS The Rent payable by the Corporation pursuant to Section 8.1 of this Lease shall be determined in accordance with Section 8.1 hereof during any Renewal Period.


                                   ARTICLE IX
                              INSURANCE AND DAMAGE

            Section 9.1 CORPORATION INSURANCE Except for any insurance which the Corporation is required to purchase pursuant to Section 10.1 hereof, the Corporation will not be required to purchase insurance coverage for the Leased Premises or Leased Personalty.

            Section 9.2 PARTIAL CASUALTY TO THE LEASED PREMISES In the event a part of the Leased Premises are significantly damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or by the Corporation or by any other person or entity, regardless of fault and whether insured against or not, then notwithstanding any requirement in Section 4.2(c) in this Lease to maintain such property in good and serviceable condition, the Corporation will have the option, but will not be required, to repair such casualty if, in the Corporation's business judgment, the economic value of repairing such casualty outweighs the cost of the necessary repairs. If the Corporation chooses not to repair such casualty, the Department may, at its expense, repair the casualty; provided, however, that if insurance proceeds are available to the Corporation to pay the cost of repairing such casualty, the Department shall be entitled to use such insurance proceeds for such repair.

            Section 9.3 TOTAL DESTRUCTION OF LEASED PREMISES In the event the Leased Premises pertaining to one of the GDPs are damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or by the Corporation or by any other person or entity, regardless of fault and whether insured against or not, to such an extent that, in the business judgment of the Corporation, the damage makes such Leased Premises of the GDP completely unusable by the Corporation, then notwithstanding the requirement in Section 4.2(c) of this Lease to maintain such property in good and serviceable condition, the Corporation will have the option, upon thirty (30) days notice to the Department, to terminate this Lease with respect to such GDP without the need to take any further action under this Lease or otherwise. Upon such termination the Corporation will return the Leased Premises and Leased Personalty with respect to that GDP to the Department in the condition in which such Leased Premises and Leased Personalty are found on that date. The Corporation will have no obligation to place such Leased Premises and Leased Personalty in any better condition. The Corporation will have an obligation to comply with the Turnover Requirements, but only with respect to facilities which are not destroyed. In the event a termination of this Lease with respect to the Leased Premises of a GDP occurs pursuant to this Section, the Department shall be entitled to any insurance proceeds, if any are available to the Corporation for such casualty, and the Corporation will have the additional obligation, after the termination of this Lease, as a result of such a casualty, to provide funds to the Department to place and maintain the former Leased Premises and Leased Personalty of such GDP in a safe condition with all necessary site surveillance and security until the earlier of either (i) two (2) years following the date of termination under this Section or (ii) when the Department is able to secure the necessary funding for site surveillance and security. The Department will use its best efforts to secure such funding. In the event a termination of this Lease occurs pursuant to this Section with respect to a GDP, Exhibit A and Exhibit B will be amended accordingly to reflect the change.

            Section 9.4 PARTIAL CASUALTY TO LEASED PERSONALTY In the event Leased Personalty is significantly damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or the Corporation or by any other person or entity, regardless of fault and whether insured against or not, then notwithstanding the requirement in Section 4.2(c) of this Lease to maintain such property in good and serviceable condition, the Corporation shall have the option, but will not be required, to repair the casualty if in the Corporation's business judgment the economic value of repairing such damage outweighs the cost of the necessary repairs. If the Corporation chooses not to repair such casualty, the Department may, at its expense, repair the casualty; provided, however, that if insurance proceeds are available to the Corporation to pay the cost of repairing such casualty, the Department shall be entitled to use such insurance proceeds for such repair.

            Section 9.5 TOTAL LOSS OF LEASED PERSONALTY In the event an item of Leased Personalty is lost or destroyed as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or the Corporation or by any other person or entity, regardless of fault and whether insured against or not, then notwithstanding any requirement in Section 4.2(c) of this Lease to maintain such property in good and serviceable condition, the Corporation shall have the option, but will not be required, to replace the item of Leased Personalty which has been lost or destroyed. If the Corporation chooses not to replace an item of Leased Personalty which has become lost or destroyed, the Department may, at its expense, replace such Leased Personalty; provided, however, that if insurance proceeds are available to the Corporation to pay the cost of replacing such Leased Personalty, the Department shall be entitled to use such insurance proceeds for such replacement. In the event Leased Personalty is lost or completely destroyed and not replaced, Exhibit B to this Lease will be amended, if necessary, to reflect the change.

            Section 9.6 RELATIONSHIP TO INDEMNIFICATION Nothing contained in this Article IX shall affect the rights of either the Department or the Corporation to indemnification or reimbursement under Article V of this Lease.

                                    ARTICLE X
                         PRICE-ANDERSON INDEMNIFICATION

            Section 10.1 PRICE-ANDERSON NUCLEAR HAZARDS INDEMNIFICATION BY THE DEPARTMENT

                  (a) AUTHORITY. This clause is incorporated into this lease pursuant to the authority contained in subsection 170d. of the Act.

                  (b) DEFINITIONS. The definitions set out in the Act shall apply to this clause.

                  (c) FINANCIAL PROTECTION. Except as hereafter permitted or required in writing by the Department, the Corporation will not be required to provide or maintain, and will not provide or maintain at Government expense, any form of financial protection to cover public liability, as described in paragraph (d)(2) below. The Department may, however, at any time require in writing that the Corporation provide and maintain financial protection of such a type and in such amount as the Department shall determine to be appropriate to cover such public liability, provided that the costs of such financial protection are reimbursed to the Corporation by the Department.

                  (d) INDEMNIFICATION. (1) To the extent that the Corporation and other persons indemnified are not compensated by any financial protection permitted or required by the Department, the Department will indemnify the Corporation and other persons indemnified against (i) claims for public liability as described in subparagraph (d)(2) of this clause; and (ii) such legal costs of the Corporation and other persons indemnified as are approved by the Department, provided that the Department's liability, including such legal costs, shall not exceed the amount set forth in section 170e.(1)(B) of the Act in the aggregate for each nuclear incident or precautionary evacuation occurring within the United States or $100 million in the aggregate for each nuclear incident occurring outside the United States, irrespective of the number of persons indemnified in connection with this Lease.

                              (2) The public liability referred to in
subparagraph (d)(1) of this clause is public liability as defined in the Act which (i) arises out of or in connection with the activities under this Lease, including transportation; and (ii) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the Act.

                  (e) WAIVER OF DEFENSES. (1) In the event of a nuclear incident, as defined in the Act, arising out of nuclear waste activities, as defined in the Act, the Corporation, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or governmental immunity.

                              (2) In the event of an extraordinary nuclear
occurrence which:

                  (i) Arises out of, results from or occurs in the course of the construction, possession or operation of a production or utilization facility; or

                  (ii) arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or

                  (iii) arises out of or results from the possession, operation, or use by the Corporation or a subcontractor of a device utilizing special nuclear material or by-product material, during the course of the Lease activity; or

                  (iv) arises out of, results from, or occurs in the course of nuclear waste activities, the Corporation, on behalf of itself and other persons indemnified, agrees to waive:

                                    (A)  Any issue or  defense as to the conduct
            of the claimant (including the conduct of persons through whom the claimant derives its cause of action) or the fault of persons idemnified, including, but not limited to:

            1.    Negligence;
            2.    Contributory negligence;
            3.    Assumption of risk; or
            4.    Unforeseen intervening causes, whether
                  involving the conduct of a third person or an act of God;

                                    (B)  Any issue or defense as to charitable
            or governmental immunity; and

                                    (C)  Any issue or defense based on any
            statute of limitations, if suit is instituted within 3 years from the date on which the claimant first knew, or reasonably could have known, of his injury or change and the cause thereof. The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.

                  (v) The term extraordinary nuclear occurrence means an event which the Department has determined to be an extraordinary nuclear occurrence as defined in the Act. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 CFR part 840.

                  (vi) For the purposes of that determination, "offsite" as that term is used in 10 CFR part 840 means away from "the contract location" which phrase means any Department facility, installation, or site at which activity under this Lease is being carried on, and any Corporation-owned or controlled facility, installation, or site at which the Corporation is engaged in the performance of activity under this Lease.

                              (3)  The waivers set forth above:

                  (i) Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action;

                  (ii) Shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified;

                  (iii) Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages;

                  (iv) Shall not apply to injury or damage to a claimant or to a claimant's property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;

                  (v) Shall not apply to injury to a claimant who is employed at the site of and in connection with the activity where the nuclear incident or extraordinary nuclear occurrence takes place, if benefits therefor are either payable or required to be provided under any workmen's compensation or occupation disease law;

                  (vi) Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;

                  (vii) Shall be effective only with respect to those obligations set forth in this section and in insurance policies, contracts or other proof of financial protection; and

                  (viii) Shall not apply to, or prejudice the prosecution or defense of, any claim or portion of claim which is not within the protection afforded under (A) the limit of liability provisions under subsection 170e. of the Act, or (B) the terms of this agreement and the terms of insurance policies, contracts, or other proof of financial protection.

                  (f) NOTIFICATION AND LITIGATION OF CLAIMS. The Corporation shall give immediate written notice to the Department of any known action or claim filed or made against the Corporation or other person indemnified for public liability as defined in paragraph (d)(2). Except as otherwise directed by the Department, the Corporation shall furnish promptly to the Department, copies of all pertinent papers received by the Corporation or filed with respect to such actions or claims. The Department shall have the right to, and may collaborate with, the Corporation and any other person indemnified in the settlement or defense of any action or claim and shall have the right to (1) require the prior approval of the Department for the payment of any claim that the Department may be required to indemnify hereunder; and (2) appear through the Attorney General on behalf of the Corporation or other person indemnified in any action brought upon any claim that the Department may be required to indemnify hereunder, take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by the Department, the Corporation or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.

                  (g) CONTINUITY OF THE DEPARTMENT'S OBLIGATIONS. The obligations of the Department under this clause shall not be affected by any failure on the part of the Corporation to fulfill its obligation under this Lease and shall be unaffected by the death, disability, or termination of the existence of the Corporation, or by the completion, termination or expiration of this Lease.

                  (h) EFFECT OF OTHER CLAUSES. The provisions of this clause shall not be limited in any way by, and shall be interpreted without reference to, any other clause of this Lease provided, however, that this clause shall be subject to any provisions that are later added to this Lease as required by applicable Federal law, including statutes, executive orders and regulations, to be included in Nuclear Hazards Indemnity Agreements.

                  (i) INCLUSION IN CONTRACTS. The Corporation shall insert this clause in any contract for the management, operation, design, repair, maintenance, or modification of the GDP which may involve the risk of public liability, as that term is defined in the Act and further described in paragraph
(d)(2) above. However, this clause shall not be included in contracts in which the person or entity under contract with the Corporation is subject to NRC financial protection requirements under section 170b. of the Act or NRC agreements of indemnification under section 170c. or k. of the Act for the activities under the contract.

                  (j) RELATIONSHIP TO GENERAL INDEMNITY. To the extent that the Corporation is compensated by any financial protection, or is indemnified pursuant to this clause, or is effectively relieved of public liability by an order or orders limiting same, pursuant to 170e of the Act, the provisions of
Article V of this Lease with respect to indemnification of the Corporation shall not apply, but only to such extent.


                                   ARTICLE XI
                                 REPRESENTATIVES

            Section 11.1  SITE REPRESENTATIVES

                  (a) The Department appoints its Site Manager at each of the GDPs as its representative ("Department Site Manager") with authority to act on behalf of the Department with respect to such GDP in connection with matters related to this Lease other than modifications of this Lease pursuant to Article XIII hereof. The Department may designate a different Department Site Manager at any time. Within thirty (30) days thereafter, the Department shall provide notice thereof to the Corporation.

                  (b) The Corporation shall appoint a person at each of the GDPs as its representative ("Corporation Site Manager") with authority to act on behalf of the Corporation with respect to such GDP in connection with matters related to this Lease other than modifications of this Lease pursuant to Article XIII hereof. The Corporation may designate a different Corporation Site Manager at any time. Within thirty (30) days thereafter, the Corporation shall provide notice thereof to the Department.


                                   ARTICLE XII
                                   TERMINATION

            Section 12.1 TERMINATION FOR CONVENIENCE The Corporation shall have the right to terminate this Lease, either in its entirety or with respect to one of the GDPs, at its convenience, at any time during the Lease Term (including during any Renewal Period), upon two years notice to the Department, without the need to take any further action under this Lease or otherwise, if in the Corporation's business judgment, such termination is economically necessary. Upon such termination for convenience, the Corporation will return such Leased Premises and Leased Personalty affected by such termination to the Department in the condition in which such Leased Premises and Leased Personalty are found on that date. The Corporation will have no obligation to place such Leased Premises and Leased Personalty in any better condition. Prior to returning such Leased Premises and Leased Personalty to the Department, the Corporation will comply with the Turnover Requirements. In the event this Lease is terminated pursuant to this Section with respect to only one of the GDPs, then Exhibits A and B will be amended accordingly to reflect the change.


                                  ARTICLE XIII
                         MODIFICATIONS AND PRIVATIZATION

            Section 13.1 LEASE AMENDMENTS Except for the changes made pursuant to Section 3.4, Section 3.7, Section 9.3, Section 9.5, Section 11.1, Section 12.1, Section 13.2 and Section 15.2 hereof and Appendixes A and B of the Regulatory Oversight Agreement, no change, amendment or modification of this Lease shall be valid or binding unless such change, amendment or modification is described in a writing and is duly executed and consented to by the Secretary and by the Board of Directors of the Corporation, or by any person authorized by them to provide such consent.

            Section 13.2  LEASE MODIFICATIONS FOR PRIVATIZATION


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                  (a) In the event, a resolution is adopted by the Board of
Directors of the Corporation to privatize the Corporation pursuant to the provisions of Section 1502 of the Act, and the President of the United States approves the privatization plan described in Section 1501 of the Act, and the Congress of the United States has been notified of the Corporation's intent to implement such privatization plan in accordance with the Act, this Lease, and any memorandum of agreement between the Department and the Corporation related thereto, will be changed, amended or modified in furtherance of such privatization plan and the mandate which the Act provides for the privatization of the Corporation. The Board of Directors of the Corporation will notify the Secretary promptly after adopting a resolution to privatize the Corporation.

                  (b) In the event the Corporation is privatized pursuant to
Section 1502 of the Act, and all of the duties and obligations of the Corporation are assumed by a private corporation pursuant to such privatization, this Lease and each and every one of its rights and benefits shall survive such privatization and be transferred to such private corporation without the need for the Department or the Corporation to take any further action under this Lease or otherwise. In such event, the name of such private corporation shall be substituted for that of the Corporation in this Lease. In addition, the Department and the Corporation shall take whatever further action is required to transfer to such private corporation any memorandum of agreement or other agreements, instruments or documents related to this Lease and entered into by the Department and the Corporation on or after the date hereof which cannot be transferred to such private corporation by the operation of their terms.


                                   ARTICLE XIV
                            ASSIGNMENTS AND SUBLEASES

            Section 14.1 NO ASSIGNMENT; SUBSTITUTION OF DEPARTMENT The Department shall not have the right to assign this Lease and any such assignment shall be void. The Department may be substituted under this Lease only by a successor agency or department or instrumentality of

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the United States which assumes all of the duties and obligations of the
Department under this Lease.

            Section 14.2 NO ASSIGNMENT; SUBSTITUTION OF CORPORATION The Corporation shall not have the right to assign this Lease and any such assignment shall be void. The Corporation may be substituted under this Lease only by a successor in interest which assumes all of the duties and obligations of the Corporation under this Lease.

            Section 14.3  SUBLEASES

                  (a) The Corporation may sublease any part or all of the Lease Premises or the Leased Personalty to any person or entity, whether affiliated with the Corporation or otherwise if the Corporation receives the consent of the Department to such a sublease. The Department shall not unreasonably withhold its consent to any such sublease.

                  (b) The Corporation shall have the right to operate the Leased Premises of either GDP under this Lease or to engage an operator for such Leased Premises. No contract for the operation of such Leased Premises shall be deemed a sublease.


                                   ARTICLE XV
                                  MISCELLANEOUS

            Section 15.1 ENTIRE LEASE This Lease contains the entire understanding of the Department and the Corporation with respect to its subject matter. This Lease reflects all agreements and commitments made prior to the date hereof with respect to this Lease by the Department and the Corporation. There are no other oral or written understandings, terms or conditions and neither the Department nor the Corporation has relied upon any representation or statement, express or implied, which is not contained in this Lease.

            Section 15.2 NOTICES In order to be effective, any notice, demand, offer, response, request or other communication made with respect to this Lease by either the Department or the Corporation must be in writing and signed by the one initiating the communi-

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cation and must be hand-delivered or sent by registered letter, telefax or by a recognized overnight delivery service that requires evidence of receipt at the addresses for such communication given below:

      For the Department:           James C. Hall
                                    Assistant Manager for Enriching
                                      Operations, Oak Ridge
      Address:                      U.S. Department of Energy
                                    200 Administration Road
                                    P.O. Box 2001
                                    Oak Ridge, Tennessee  37831
      Fax:                          615-576-9686

      For the Corporation:          General Counsel
      Address:                      United States Enrichment
                                      Corporation
                                    2300 M Street, N.W.
                                    Washington, D.C.  20037
      Fax:                          202-376-6926

The Department and the Corporation have the right to change the place to which communications are sent or delivered by similar notice sent or delivered. The effective date of any communication shall be the date of the receipt of such communication by the addressee.

            Section 15.3 SEVERABILITY The invalidity of one or more phrases, sentences, clauses, subsections, sections or articles contained in this Lease shall not affect the validity of the remaining portions of this Lease so long as the material purposes of this Lease can be determined and effectuated. If such invalidity alters the fundamental allocation of risks or benefits or the rights and obligations of the Department or the Corporation contemplated in this Lease, the Department and the Corporation will use their best efforts to negotiate in good faith to restructure this Lease to reflect its original purposes.

            Section 15.4 NO WAIVER The failure of either the Department or the Corporation to rely upon any of the provisions of this Lease or to require compliance with any of its terms at any time shall in no way affect the validity of this Lease or any part thereof, and shall not be deemed a waiver of the right of the Department or the Corporation, as the case may be, to rely upon or require compliance with any and each such provision at a different time.

            Section 15.5 APPLICABLE LAW This Lease will be governed and construed in accordance with the federal laws of the United States of America.

            Section 15.6 BINDING NATURE OF LEASE This Lease will be binding upon the Department and the Corporation and their respective successors.

            Section 15.7 LEASE NOT JOINT VENTURE Nothing contained in this Lease will be construed as creating or establishing a joint venture or partnership between the Department and the Corporation.

            Section 15.8 FURTHER ASSISTANCE The Department and the Corporation will provide such information, execute and deliver any agreements, instruments and documents and take such other actions as may be reasonably necessary or required, which are not inconsistent with the provisions in this Lease and which do not involve the assumption of obligations other than those provided for in this Lease, in order to give full effect to this Lease and to carry out its intent and the intent of the Act.

            Section 15.9  LICENSES

                  (a) The Department grants to the Corporation for the Lease Term a fully paid, non-transferable, royalty-free sole license in intellectual property which is owned or controlled by the Department or the Department has the right to license in connection with the Uranium Enrichment Enterprise related to the process for enriching uranium by the gaseous diffusion method. Such license shall be for all the activities the Corporation may perform in regard to the Uranium Enrichment Enterprise which are related to the process for enriching uranium by the gaseous diffusion method. The Department's intellectual property subject to such license by the Corporation shall include all patents, unpatented inventions, copyrighted works (including software), and technical data (including drawings, designs and specifications) in connection with the Uranium Enrichment Enterprise that are related to the process for enriching uranium by the gaseous diffusion method.

                  (b) The Department reserves the right to practice or have practiced for governmental purposes any of its intellectual property licensed to the Corporation.

            Section 15.10  PROPERTY RECORDS AND OTHER INFORMATION

                  (a) The Corporation will keep records of property which constitute the Leased Premises, the Leased Personalty and any Capital Improvement in accordance with the following procedures:

                  (i) The Corporation shall maintain records of the Leased Premises and Leased Personalty and shall within thirty (30) days of each September 30 prepare and submit to the Department an annual report thereof with respect to the twelve (12) months prior to September 30. Such reports shall consist of a summary description by asset type showing the beginning balance, number of items acquired, fabricated or disposed of during such twelve (12) months and the ending balance. This report will be supported by a detailed listing by individual unit sorted by asset type and shall identify location of the Leased Personalty. All such reports may be in terms of gross book value only. Annual reports shall include a listing by facility of all asset type designations, gross book value, net book value, depreciation/amortization method used, service life, and remaining useful life.

                  (ii) In the event the Corporation makes any Capital Improvement, records shall be maintained by the Corporation for such Capital Improvement such that at the end of the Lease Term property and financial management information with respect thereto can be provided to the Department.

                  (iii) Inventories of the Leased Premises and Leased Personalty shall be conducted every ten years and at the end of the Lease Term.

                  (b) Consistent with the Act, and subject to the procedures to be developed by the Department and the Corporation, the Department will provide the Corporation and the Corporation will provide the Department such access as each of them reasonably requires to all technical data, records, papers, documents, computer tapes, designs, drawings and all other information, however stored, regarding the GDPs which is in their possession or control, whether or not such information is classified, restricted or under security.

            Section 15.11 SURVIVAL Notwithstanding any expiration or conclusion of this Lease or the termination of this Lease, whether pursuant to the terms hereof or otherwise by operation of law, Section 3.3, Section 3.5, Section 4.3,
Section 4.4, Section 4.5, Section 4.6, Article V, Section 8.1, Section 9.3,
Section 10.1, Section 12.1, Section 15.10, Section 15.13 as well as those portions of any memorandum of agreement between the Department and the Corporation which are related thereto, or by their terms are intended to continue, shall survive any such expiration, conclusion or termination of this Lease.

            Section 15.12 NO RIGHTS IN OTHERS This Lease is intended only to improve the internal management of the United States Government. It is not intended to create any right or benefit, substantive or procedural, enforceable by a party against the United States, its agencies or instrumentalities (including the Department and the Corporation), officers or employees of the United States Government, or any other person.

            Sections 15.13 DEPARTMENT'S PAYMENT OBLIGATIONS The
Department's obligations to make payments under this Lease are subject to the availability of appropriated funds. The Department will use its best efforts, consistent with Laws and Regulations, to make payments from existing appropriations (including by reprogramming funds). If payments cannot be made by the Department from existing appropriations, the Department will use its best efforts to request such additional appropriations as are needed from the Congress of the United States in order to make such payments. This section does not limit either party's rights as provided for in the Act.


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
            IN WITNESS WHEREOF, the Department and the Corporation have caused this Lease to be executed and delivered as of July 1, 1993, and hereby affix the signatures of their duly authorized representatives:


 /s/ Hazel R. O'Leary
--------------------------------------
HAZEL R. O'LEARY
SECRETARY OF ENERGY

AND

 /s/ William H. Timbers
--------------------------------------
WILLIAM H. TIMBERS
TRANSITION MANAGER
THE UNITED STATES ENRICHMENT CORPORATION


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
                            June 5, 1997



Mr. Joseph W. Parks
Assistant Manager for Enrichment Facilities
U.S. Department of Energy
P.O. Box 2001
Oak Ridge, TN  37831

Dear Mr. Parks:

      Pursuant to Section 7.2 of the Gaseous Diffusion Plant Lease Agreement dated July 1, 1993 (Lease) between the United States Enrichment Corporation
(USEC) and the U.S. Department of Energy, USEC has the option to renew the Lease for one or both plants upon written notice by July 1, 1997.

      In accordance with Section 15.2 of the Lease, this letter serves as USEC's official notice to renew the Lease for both the Portsmouth and Paducah plants for a period of five years. Together with the notice period, this first Renewal Period will expire on July 1, 2004.

                              Sincerely,

                              /s/ George P. Rifakes

                              George P. Rifakes